                       VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of April 15,
1994, among the undersigned stockholders (the "Stockholders") of SUBURBAN BANCORP, INC., a Delaware corporation (the
"Company"), and BANK OF MONTREAL, a Canadian chartered bank
("Buyer").

     WHEREAS, immediately prior to the execution of this Agreement, the Company, Buyer and HARRIS BANKMONT, INC., a Delaware corporation and a wholly owned subsidiary of Buyer ("Sub"), have entered into a Merger Agreement (as the same may be amended from time to time, the "Merger Agreement"), providing for the business combination transaction contemplated therein in which the Company will merge with and into Sub pursuant to the terms and conditions of the Merger Agreement (the "Merger");

     WHEREAS, upon consummation of the Merger, the stockholders of the Company will receive the Per Share Stock Consideration (as defined in the Merger Agreement) for each share of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), or Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), of the Company owned by them;

     WHEREAS, the Stockholders own the shares of Class A Common Stock and Class B Common Stock set forth opposite such Stockholders' respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Class A Common Stock and Class B Common Stock subsequently acquired by any Stockholder during the term of this Agreement, being referred to as the "Shares");

     WHEREAS, in order to induce Buyer to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Buyer in connection therewith, the Stockholders have agreed to enter into and perform this Voting Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Agreement to Vote Shares.  Each of the
     Stockholders shall vote or cause to be voted, or express a written consent with respect to, all of such Stockholder's Shares (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and (b) against any other Acquisition Proposal

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     (as such term is defined in the Merger Agreement) at
     every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

          2. Stockholder Payment. In the event that (i) if at any time following the receipt by the Company of an Acquisition Proposal by any third party, the Merger Agreement is amended to increase the Per Share Stock Consideration or (ii) the Merger Agreement is terminated by the Company pursuant to Section 9.2(a)(iv)(B) thereof and within eighteen months thereafter the Company enters into a business combination or other transaction with a third party pursuant to which the Stockholders receive consideration having a value of more than $75 per Share, then, Buyer shall have the right to require each Stockholder to pay Buyer, in cash (unless otherwise agreed by Buyer), within ten business days following the consummation of the Merger or such business combination or other transaction, an amount equal to the product of
     (A) in the case of an event described in clause (i) above, the number of Shares owned by such Stockholder immediately prior to consummation of the Merger or, in the case of an event described in clause (ii) above, the number of Shares owned by such Stockholder on the date the Merger Agreement is terminated and (B) the amount (if any) by which the value per Share actually received by the Stockholder in connection with the Merger or such business combination or other transaction, as the case may be, exceeds $75 (less, in the case of any business combination or other transaction described in clause (ii) above that does not qualify as a tax free transaction, all federal, state and local taxes (collectively, "Taxes") payable on any consideration in excess of $75 per Share and, in the case of any such business combination or other transaction that qualifies as a tax-free transaction, all taxes payable upon the sale of securities received in such business combination or other transaction and sold by such Stockholder solely for the purpose of making the payment set forth in this Paragraph
     2); provided, however, that no Stockholder shall be required to make the foregoing payment to Buyer unless Buyer has entered into a reasonably satisfactory agreement with the Stockholders providing for the indemnification of the Stockholders by Buyer for any adverse tax consequences resulting solely from such payment. The parties hereto agree to use their

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     respective best efforts to negotiate and enter into a
     reasonably satisfactory tax indemnification agreement and to attempt to satisfy the Stockholders' obligation hereunder in the most tax efficient manner practicable.

          3. No Voting Trusts. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any of such Stockholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this Agreement.

          4. Limitation on Sales. During the term of this Agreement, each Stockholder agrees not to sell, assign, transfer or dispose of any of such Stockholder's Shares, except for the disposition of up to an aggregate of 75,000 Shares by all Stockholders; provided, however, that the foregoing shall not preclude the pledge of any Stockholder's Shares so long as such Stockholder retains all voting rights with respect thereto.

          5. Additional Agreement. The Stockholders agree to use their reasonable best efforts to cause all members of the Gerald F. Fitzgerald Family (as hereinafter defined) who or which own Shares and are not parties hereto to enter into this Agreement as soon as practicable after the date hereof. For purposes hereof, the "Gerald F. Fitzgerald Family" shall include Mr. Gerald F. Fitzgerald, his wife, and children and their spouses and all trusts controlled by any of the foregoing.

          6.   Stockholder's Representations.  Each
     Stockholder severally represents that: (i) such Stockholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (ii) this Agreement constitutes a valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms; and (iii) such Stockholder owns the number of Shares indicated opposite such Stockholder's name on Exhibit A hereto, and has the sole and unrestricted voting power with respect to such Shares.

          7. Specific Performance and Remedies. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a

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     party hereto fails to comply with the obligations imposed
     by this Agreement, that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies with which any party hereto may have against any party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the non-defaulting party for all litigation costs and attorneys' fees incurred by the non-defaulting party in connection with the enforcement of any of the non-defaulting party's rights or remedies against the defaulting party.

          8. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms; provided, however, that in the event that the Merger Agreement is terminated by the Company pursuant to
     Section 9.2(a)(iv)(B) thereof, this Agreement shall continue in full force and effect for a period of 180 days thereafter. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, the provisions of Sections 2 and 7 hereof shall survive any termination of this Agreement as a result of the termination of the Merger Agreement pursuant to Section 9.2(a)(iv)(B) thereof.

          9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or

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

     waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          10. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Buyer:
               Bank of Montreal
               First Bank Tower
               First Canadian Place
               Toronto, Ontario M5X 1A1

               Telecopy:  (416) 867-7191
               Attention:  General Counsel

          With a copy to:
               Charles S. Hughes, Esq.
               Chapman and Cutler
               111 West Monroe Street
               Chicago, Illinois  60603

     If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

          With a copy to:
               Thomas G. Fitzgerald, Esq.
               Freeborn & Peters
               311 South Wacker Drive - Suite 3000
               Chicago, Illinois  60606-6677
               Telecopy:  (312) 360-6570

     11.  Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

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

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (e) All references in this Agreement to dollars or $ shall refer to U.S. dollars.

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     IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first written above.



_____________________________      _____________________________
                                   Gerald F. Fitzgerald
By:__________________________

Its:_________________________      _____________________________
                                   Marjorie G. Fitzgerald


                                   _____________________________
                                   Gerald F. Fitzgerald, Jr.


                                   _____________________________
                                   Denise M. Fitzgerald


                                   _____________________________
                                   James G. Fitzgerald


                                   _____________________________
                                   Jane M. Fitzgerald


                                   _____________________________
                                   Peter G. Fitzgerald


                                   _____________________________
                                   C. Nina Fitzgerald


                                   _____________________________
                                   Thomas G. Fitzgerald


                                   _____________________________
                                   Julie F. Schauer

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                              CELINE MCMAHON FITZGERALD TRUST


                              By:_______________________________
                                  Gerald F. Fitzgerald, Jr.,
                                         Trustee


                              MARGUERITE G. SCHAUER TRUST


                              By:_______________________________
                                  Gerald F. Fitzgerald, Jr.,
                                    Trustee


                              ANDREW J. FITZGERALD TRUST


                              By:_______________________________
                                  James G. Fitzgerald, Trustee


                              TIMOTHY E. FITZGERALD TRUST


                              By:_______________________________
                                  James G. Fitzgerald, Trustee


                              JAKE BUCHANAN FITZGERALD TRUST


                              By:_______________________________
                                  Peter G. Fitzgerald, Trustee


                              FITZGERALD DESCENDANTS TRUST


                              By:_______________________________
                                  Peter G. Fitzgerald, Trustee

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                              FITZGERALD CHILDREN TRUST


                              By:_______________________________
                                  Peter G. Fitzgerald, Trustee


                              ELYSE IVES SCHAUER TRUST


                              By:_______________________________
                                  Peter G. Fitzgerald, Trustee


                              LAUREN WEBB FITZGERALD TRUST


                              By:_______________________________
                                  Thomas G. Fitzgerald,
                                    Trustee


                              THOMAS G. FITZGERALD, JR. TRUST


                              By:_______________________________
                                  Thomas G. Fitzgerald,
                                    Trustee


                              ELYSE IVES SCHAUER TRUST


                              By:_______________________________
                                  Julie F. Schauer, Trustee

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                           EXHIBIT A
                    SUBURBAN BANCORP, INC.
               Fitzgerald Family Stock Ownership

                                                           Class A                        Class B
                                                          Common Stock                   Common Stock
                                                     Number         Percent         Number         Percent
                                                       of             of              of             of
 Name and Address                                    Shares*        Class**        Shares*         Class**

 Gerald F. Fitzgerald  . . . . . . . . . . . .         7,950           .36%         110,872          8.82%
 Marjorie G. Fitzgerald  . . . . . . . . . . .        51,062           2.33         120,204           9.57
   19 Creekside
   Barrington Hills, Illinois 60010

 Gerald F. Fitzgerald, Jr. . . . . . . . . . .        43,663           1.99         113,090           9.00
 Denise M. Fitzgerald  . . . . . . . . . . . .             0              0          20,521           1.63
   1470 Pheasant Trail
   Inverness, Illinois 60067

 Celine McMahon Fitzgerald Trust . . . . . . .         1,950            .09          43,587           3.47
   (Gerald F. Fitzgerald, Jr., Trustee)
 Marguerite G. Schauer Trust . . . . . . . . .           450            .02               0              0
   (Gerald F. Fitzgerald, Jr., Trustee)

 James G. Fitzgerald . . . . . . . . . . . . .        19,829            .91         113,792           9.06
 Jane M. Fitzgerald  . . . . . . . . . . . . .        10,944            .50           8,938            .71
   227 Otis Road
   Barrington, Illinois 60010

 Andrew J. Fitzgerald Trust  . . . . . . . . .         5,900            .27          27,913           2.22
   (James G. Fitzgerald, Trustee)
 Timothy E. Fitzgerald Trust . . . . . . . . .         5,900            .27          27,913           2.22
   (James G. Fitzgerald, Trustee)

 Peter G. Fitzgerald . . . . . . . . . . . . .        37,036           1.69         110,520           8.80
 C. Nina Fitzgerald  . . . . . . . . . . . . .         4,215            .19          24,555           1.95
   1897 W. Stuart Lane
   Inverness, Illinois 60067

 Jake Buchanan Fitzgerald Trust  . . . . . . .         1,010            .05           1,633            .13
   (Peter G. Fitzgerald, Trustee)
 Fitzgerald Descendants Trust  . . . . . . . .             0              0          15,000           1.19
   (Peter G. Fitzgerald, Trustee)
 Fitzgerald Children Trust . . . . . . . . . .             0              0          20,000           1.59
   (Peter G. Fitzgerald, Trustee)

 Shannon McMahon Fitzgerald
   Exclusion Trust . . . . . . . . . . . . . .           906           .04%             937           .07%
   (Peter G. Fitzgerald, Trustee)

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                                                           Class A                        Class B
                                                         Common Stock                   Common Stock
                                                     Number         Percent        Number         Percent
                                                       of             of             of              of
 Name and Address                                    Shares*        Class**        Shares*        Class**



 Shannon McMahon Fitzgerald
   Primary Trust . . . . . . . . . . . . . . .           0              0          13,793           1.10
   (Peter G. Fitzgerald, Trustee)
 Elyse Ives Schauer Trust  . . . . . . . . . .         450            .02               0              0
   (Peter G. Fitzgerald, Trustee)

 Thomas G. Fitzgerald  . . . . . . . . . . . .      20,094            .92         130,450          10.38
 Joyce M. Fitzgerald . . . . . . . . . . . . .           0              0               0              0
   87 Hawley Woods Road
   Barrington Hills, Illinois 60010

 Lauren Webb Fitzgerald Trust  . . . . . . . .      11,950            .55          26,895           2.14
   (Thomas G. Fitzgerald, Trustee)
 Thomas G. Fitzgerald, Jr. Trust . . . . . . .      11,950            .55          26,895           2.14
   (Thomas G. Fitzgerald, Trustee)
 Julie F. Schauer  . . . . . . . . . . . . . .      38,325           1.75         164,782          13.11
   754 North Main Street
   Glen Ellyn, Illinois 60173
 Elyse Ives Schauer Trust  . . . . . . . . . .       3,981            .18          18,069           1.44
   (Julie F. Schauer, Trustee)

____________________________

*  As of April 14, 1994
** As of March 31, 1994